UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2015

LINEAR TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 432-1900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR  CERTAIN  OFFICERS; ELECTION OF  DIRECTORS; APPOINTMENT OF  CERTAIN  OFFICERS; COMPENSATORY  ARRANGEMENTS OF  CERTAIN  OFFICERS.

On April 16, 2015, the Company entered into an amendment to the Employment Agreement of Robert H. Swanson, Jr., the Company’s founder and Executive Chairman of the Board.  The agreement was originally entered into in January 2002, with substantially the same terms as currently in effect.

The reason for the recent amendment was to address a disparity in the circumstances in which Mr. Swanson would receive the full severance benefits to which he is entitled under the agreement.  Prior to the amendment, Mr. Swanson would receive such full benefits upon his termination by the Company other than for “cause” (as defined in the Employment Agreement), a “change of control” (also as defined in the Employment Agreement) of the Company, or his resignation as an employee of the Company.  Mr. Swanson would, however, receive substantially reduced benefits upon his death or disability.

The Board has become concerned this disparity was inadvertently providing Mr. Swanson with a strong incentive to resign from the Company, in order to avoid risking the loss of the substantial portion of his severance benefits for himself, if he were to become disabled while still employed, and for his family, if he were to die while still employed.  Mr. Swanson has led the Company since founding it in 1981 – first as Chief Executive Officer for over 23 years and then as Executive Chairman of the Board for the 10 years since then.  Throughout this period, the Board believes Mr. Swanson has demonstrated unique leadership skills, talents, knowledge and experience that the Company would not have been able to obtain elsewhere and that have been important factors in the Company’s over 30 years of success.

The Board believes that Mr. Swanson’s continued leadership benefits the Company and its stockholders, and that it is thus in the stockholders’ best interests to incentivize him to continue to serve the Company in his present capacities.  At age 76, Mr. Swanson continues to serve the Company an average of four to five days per week in his role as Executive Chairman.  Accordingly, the Board agreed to amend the Employment Agreement to provide that Mr. Swanson will now receive upon his disability, and his heirs will now receive upon his death, the same benefits that he would have received if he were to have resigned prior to the occurrence of either circumstance.  In connection with this amendment, Mr. Swanson has indicated his present intention to remain Executive Chairman and an employee of the Company for the foreseeable future.

A copy of the Amendment to Mr. Swanson’s Employment Agreement is attached hereto as Exhibit 10.50, and the above description is qualified in its entirety by reference thereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description

10.50	Robert H. Swanson, Jr. Fourth Amended and Restated Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
(Registrant)

Date:	April 16, 2015	By:	/s/ Paul Coghlan
Paul Coghlan
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.50	Robert H. Swanson, Jr. Fourth Amended and Restated Employment Agreement.